Exhibit 99.1

Tempus Reports Second Quarter 2025 Results

CHICAGO, August 8, 2025 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter ended June 30, 2025.

• Revenue increased 89.6% year-over-year to $314.6 million in the second quarter

• Genomics revenue increased 115.3% year-over-year to $241.8 million on accelerating year-over-year volume growth in Oncology (26%) and Hereditary (32%) testing

• Data and services revenue increased 35.7% year-over-year to $72.8 million, led by Insights (data licensing), which grew 40.7% year-over-year

• Quarterly gross profit was $195.0 million, a 158.3% year-over-year increase

• Issued $750 million of 0.75% convertible senior notes that will drive significant interest expense and cash savings

• Increasing full year 2025 revenue guidance to $1.26 billion, along with positive adjusted EBITDA of $5 million, a $110 million improvement over 2024

“The business is performing well with revenues and margins growing faster than expected, contributing to our continued improvement in adjusted EBITDA on a year-over-year basis,” said Eric Lefkofsky, Founder and CEO of Tempus. “We saw significant re-acceleration of our clinical volumes which grew 30% in the quarter, as we delivered more than 212,000 NGS tests. Combined with our continued leadership in AI and progress toward building the largest foundation model in oncology, ‘we’re hitting our stride’ as we approach our 10th anniversary.”

Second Quarter Summary Results

• Quarterly revenue increased 89.6% year-over-year to $314.6 million.

• Genomics contributed $241.8 million in revenue in the quarter, growing 115.3% compared to the second quarter of 2024.

• Oncology testing (Tempus genomics) delivered $133.2 million of revenue, up 32.9% year-over-year with approximately 26% volume growth versus 20% last quarter.

• Hereditary testing (Ambry genetics) contributed $97.3 million of revenue, up 33.6% year-over-year on a pro forma basis1 with approximately 32% volume growth.

• Revenue from Data and services totaled $72.8 million in the second quarter, delivering 35.7% growth versus the second quarter of 2024, led by Insights (data licensing), which grew 40.7% year-over-year.

• Generated $195.0 million in quarterly gross profit, reflecting a 158.3% increase year-over-year.

• Improvement in reported net loss of ($42.8 million) in the second quarter of 2025, including fair value gains of $37.8 million related to our marketable equity securities and stock compensation and employer payroll tax related to stock-based compensation of ($24.3) million, compared to a net loss of ($552.2 million) in the second quarter of 2024.

• Adjusted EBITDA of ($5.6 million) in the second quarter of 2025 compared to ($31.2 million) in the second quarter of 2024, an improvement of $25.6 million year-over-year.

Second Quarter and Recent Operational Highlights

• Strengthened Financial Flexibility: Just after quarter end, we completed an upsized offering of $750 million 0.75% convertible senior notes, enhancing our balance sheet and allowing us to replace a portion of the existing term loan with a significantly lower interest debt instrument. We also ended the quarter with $293.0 million in cash and marketable securities, an improvement of ~$70 million over last quarter.

1 The pro forma amounts have been calculated after applying the Company's accounting policies

• Expanded AI-Powered Clinical Tools: Extended Tempus Next™ care pathway intelligence platform into breast cancer, furthering AI-driven decision support across oncology. In addition, Tempus One™, our generative AI clinical assistant, was integrated into leading electronic health record (EHR) systems to enhance physician workflows and point-of-care insights.

• Advanced MRD and monitoring: Introduced Tempus xM™ for treatment and response monitoring (TRM), a liquid biopsy assay designed to monitor immunotherapy response in patients with advanced solid tumors, providing clinicians with actionable, real-time insights. We also expanded our exclusive collaboration with Personalis to include colorectal cancer as the fourth indication under the NeXT Personal® MRD commercial partnership.

• Reached new database milestone: Through more than 4,500 integrations, we are now connected to more than 40 million clinical patient records, with ~9 million de-identified and ingested, spanning ~1.1 billion healthcare documents, a significant percentage of which are connected to the ~4 million samples we have sequenced. As a result, our database now stands at >350 petabytes of connected clinical and molecular data.

• Approaching 10-Year anniversary: As we near Tempus’ 10-year anniversary, we’re reflecting on a decade of innovation and collaboration which now spans more than 2,000 publications including ~700 peer reviewed articles and ~180 oral presentations.

Second Quarter Financial Results

	Three Months Ended June 30,
	2025	2024	Change
	(in thousands, except percentages and per share amounts)
	(unaudited)
Revenue	$314,635	$165,969	89.6%
Gross profit	$195,039	$75,513	158.3%
Loss from operations	$(61,774)	$(533,492)	NM(1)
Net loss	$(42,843)	$(552,212)	NM(1)
Adjusted EBITDA	$(5,580)	$(31,186)	82.1%
Net loss per share attributable to common shareholders, basic and diluted	$(0.25)	$(6.86)	96.4%
Non-GAAP net loss per share	$(0.22)	$(0.63)	65.1%

(1) Not meaningful due to the impact of stock compensation expense and employer payroll tax related to stock-based compensation associated with the initial public offering in June 2024

Financial Outlook and Guidance

Tempus is increasing its guidance and now expects full year 2025 revenue of approximately $1.26 billion for the consolidated business, which represents approximately 82% annual growth, and Adjusted EBITDA of $5 million for full year 2025, an improvement of approximately $110 million over 2024.

For additional information on the quarter, including a letter from our CEO and CFO, please visit our investors relations site at investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will be held on Friday, August 8, 2025 at 8:00 a.m. Eastern Time. Interested parties may access details using:

Conference ID: 7005219

Domestic Dial-in Number: (800) 715 - 9871

International Dial-in Number: (646) 307 - 1963

Live webcast: https://edge.media-server.com/mmc/p/irtvw27b

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter and year by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments, acquisition-related expenses, amortization of intangibles due to acquisition, and franchise taxes related to our IPO. Non-GAAP loss from operations is defined as loss from operations, adjusted to exclude (i) stock-based compensation expense, (ii) employer payroll tax related to stock-based compensation expense, (iii) acquisition-related expenses, (iv) franchise taxes related to our IPO, and (v) amortization of intangibles due to acquisition. Non-GAAP net loss is defined as net loss, adjusted to exclude (i) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (ii) stock-based compensation expense, (iii) employer payroll tax related to stock-based compensation expense, (iv) acquisition-related expenses, (v) amortization of intangibles due to acquisition, (vi) losses on equity method investments, (vii) (benefit from) provision for income taxes, (viii) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering (the "G-4 Special Payment"), (ix) franchise taxes related to our IPO, and (x) amortization of deferred other income from our IP License Agreement with SB Tempus. Non-GAAP net loss per share is defined as non-GAAP net loss divided by weighted average common shares outstanding, basic and diluted.

Adjusted EBITDA is defined as net loss, adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) provision for (benefit from) income taxes, (v) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) acquisition related expenses, (x) the G-4 Special Payment, (xi) amortization of deferred other income from our IP License Agreement with SB Tempus, and (xii) franchise taxes related to our IPO.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for full year 2025; expectations concerning the interest and cost savings associated with our convertible senior notes; and other statements that are not historical fact. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Ambry Genetics and Deep 6 AI; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, trade tensions and tariffs, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“the SEC”) on February 24, 2025, as supplemented by Tempus' Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Erin Carron

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue
Genomics	$241,843	$112,324	$435,647	$214,893
Data and services(1)	72,792	53,645	134,725	96,896
Total net revenue	$314,635	$165,969	$570,372	$311,789
Cost and operating expenses
Cost of revenues, genomics	99,756	68,324	184,539	121,159
Cost of revenues, data and services	19,840	22,132	35,591	37,420
Technology research and development	34,482	77,908	67,873	104,975
Research and development	41,619	68,025	77,493	92,365
Selling, general and administrative	180,712	463,072	335,339	542,636
Total cost and operating expenses	376,409	699,461	700,835	898,555
Loss from operations	$(61,774)	$(533,492)	$(130,463)	$(586,766)
Interest income	1,093	1,718	2,906	2,749
Interest expense	(21,579)	(13,295)	(39,582)	(26,533)
Other income (expense), net	41,729	(7,048)	14,274	(6,299)
Loss before (provision for) benefit from income taxes	$(40,531)	$(552,117)	$(152,865)	$(616,849)
(Provision for) benefit from income taxes	(212)	(95)	45,968	(106)
Losses from equity method investments	(2,100)	—	(3,983)	—
Net Loss	$(42,843)	$(552,212)	$(110,880)	$(616,955)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	—	(11,540)	—	(39,347)
Cumulative undeclared dividends on Series C preferred shares	—	(668)	—	(1,174)
Net loss attributable to common shareholders, basic and diluted	(42,843)	(564,420)	(110,880)	(657,476)
Net loss per share attributable to common shareholders, basic and diluted	$(0.25)	$(6.86)	$(0.64)	$(9.02)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	173,381	82,325	171,960	72,930
Comprehensive Loss, net of tax
Net loss	$(42,843)	$(552,212)	$(110,880)	$(616,955)
Foreign currency translation adjustment	3,756	(43)	8,354	(99)
Comprehensive loss	$(39,087)	$(552,255)	$(102,526)	$(617,054)

(1) Includes related party revenue of $15,908, $108, $16,539, $215 for the three and six months ended June 30, 2025 and 2024, respectively.

Tempus AI, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$186,310	$340,954
Accounts receivable, net of allowances of $1,545 and $1,141 at June 30, 2025 and December 31, 2024, respectively	266,284	154,819
Inventory	47,600	38,386
Related party asset	2,535	—
Prepaid expenses and other current assets	36,476	26,135
Marketable equity securities	104,996	107,309
Total current assets	$644,201	$667,603
Property and equipment, net	92,563	58,056
Goodwill	325,793	73,343
Intangible assets, net	387,564	11,716
Investments and other assets	16,669	8,305
Investment in joint venture	95,718	91,450
Related party asset, less current portion	22,465	—
Operating lease right-of-use assets	38,651	14,762
Restricted cash	1,741	881
Total Assets	$1,625,365	$926,116

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity
Current Liabilities
Accounts payable	79,323	53,804
Related party payable	25,000	—
Accrued expenses	165,903	130,407
Deferred revenue(1)	100,477	75,981
Deferred other income	15,955	15,955
Other current liabilities	16,554	6,964
Operating lease liabilities	9,381	6,459
Accrued data licensing fees	5,567	1,500
Total current liabilities	$418,160	$291,070
Operating lease liabilities, less current portion	45,866	26,199
Convertible promissory note	226,342	168,192
Other long-term liabilities	9,508	15,980
Revolving credit facility	100,000	—
Interest payable	5,084	70,450
Long-term debt, net	471,663	267,244
Deferred other income, less current portion	15,955	23,932
Deferred revenue, less current portion	23,225	6,710
Total Liabilities	$1,315,803	$869,777

(1) Includes related party deferred revenue of $36,685 and $0 as of June 30, 2025 and December 31, 2024, respectively.

Commitments and contingencies (Note 8)
Convertible redeemable preferred stock, $0.0001 par value, 20,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively, no shares issued and outstanding at June 30, 2025 and December 31, 2024; aggregate liquidation preference of $0 at June 30, 2025 and December 31, 2024, respectively	$—	$—
Stockholders' equity
Class A Voting Common Stock, $0.0001 par value, 1,000,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively; 168,580,827 and 157,076,972 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	17	16
Class B Voting Common Stock, $0.0001 par value, 5,500,000 shares authorized at June 30, 2025 and December 31, 2024, respectively; 5,043,789 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1	1
Non-voting Common Stock, $0.0001 par value, no shares authorized at June 30, 2025 and December 31, 2024, respectively; no shares issued and outstanding at June 30, 2025, and December 31, 2024, respectively	—	—
Treasury Stock, 145,466 shares at June 30, 2025 and December 31, 2024, at cost	(3,602)	(3,602)
Additional Paid-In Capital	2,566,412	2,210,664
Accumulated Other Comprehensive Income	8,448	94
Accumulated deficit	(2,261,714)	(2,150,834)
Total Stockholders' equity	$309,562	$56,339
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity	$1,625,365	$926,116

Tempus AI, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except per share amounts)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(110,880)	$(616,955)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	$—	$(900)
Stock-based compensation	45,429	488,313
Gain on warrant exercise	—	(173)
Gain on marketable equity securities	(6,007)	(2,541)
Deferred income taxes	(46,216)	—
Losses from equity method investments	3,983	—
Amortization of original issue discount	1,169	691
Amortization of deferred financing fees	332	255
Change in fair value of contingent consideration	—	165
Change in fair value of holdback liability	312	—
Amortization of warrant contract asset	—	2,422
Depreciation and amortization	48,385	18,348
Provision for bad debt expense	625	327
Change in fair value of warrant asset	—	7,700
Non-cash operating lease costs	4,573	3,252
Minimum accretion expense	108	92
PIK interest added to principal	7,157	4,366
Change in assets and liabilities
Accounts receivable	(49,155)	(23,971)
Inventory	1,974	(3,845)
Prepaid expenses and other current assets	(188)	(12,409)
Investments and other assets	(11,073)	1,294
Accounts payable	7,025	(33,371)
Deferred revenue(1)	36,836	(28,669)
Deferred other income	(7,977)	—
Accrued data licensing fees	3,957	(2,749)
Accrued expenses & other	6,991	(2,805)
Interest payable	7,122	7,287
Operating lease liabilities	(5,942)	(4,582)
Net cash used in operating activities	$(61,460)	$(198,458)

Investing activities
Purchases of property and equipment	$(9,588)	$(14,116)
Proceeds from sale of marketable equity securities	8,316	23,098
Business combinations, net of cash acquired (Note 4)	(380,762)	—
Purchases of capitalized software	(3,295)	—
Net cash (used in) provided by investing activities	$(385,329)	$8,982

(1) Includes increase in related party deferred revenue of $36,685 and $0 as of June 30, 2025 and December 31, 2024, respectively.

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	$—	$381,951
Tax withholding related to net share settlement of restricted stock units	—	(69,918)
Issuance of Series G-5 Preferred Stock	—	199,750
Payment of deferred offering costs	—	(2,714)
Dividends paid	—	(5,625)
Proceeds from revolving credit facility, net of original issue discount	98,000	—
Proceeds from long-term debt, net of original issue discount	196,000	—
Payment of deferred financing fees	(958)	—
Payment of indemnity holdback related to acquisition	—	(813)
Net cash provided by financing activities	$293,042	$502,631
Effect of foreign exchange rates on cash	$(37)	$(90)

Net (decrease) increase in Cash, Cash Equivalents and Restricted Cash	$(153,784)	$313,065
Cash, cash equivalents and restricted cash, beginning of period	341,835	166,607
Cash, cash equivalents and restricted cash, end of period	$188,051	$479,672

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$186,310	$478,811
Restricted cash and cash equivalents	1,741	861
Total cash, cash equivalents and restricted cash	$188,051	$479,672

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$23,980	$13,921
Cash paid for income taxes	$136	$89

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$—	$5,487
Purchases of property and equipment, accrued but not paid	$6,863	$1,108
Redemption of convertible promissory note	$14,338	$12,476
Non-voting common stock issued in connection with business combinations	$—	$344
Deferred financing fees, accrued but not yet paid	$545	$—
Deferred offering costs, accrued but not yet paid	$95	$6,051
Operating lease liabilities arising from obtaining right-of-use assets	$606	$—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$—	$1,348,809
Taxes related to net share settlement of restricted stock units not yet paid	$—	$164
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$—	$12,347
Class A Voting Common Stock issued in connection with business combinations	$310,320	$—
Issuance of Series G-3 Preferred Stock	$—	$3,809
Issuance of Series G-4 Preferred Stock	$—	$611
Convertible promissory note principal reset due to amendment	$72,488	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands, except percentages and per share amounts)

Genomics Gross Profit & Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Genomics revenue	$241,843	$112,324	$435,647	$214,893
Cost of revenues, genomics	99,756	68,324	184,539	121,159
Gross profit, genomics	$142,087	$44,000	$251,108	$93,734
Stock-based compensation expense	1,420	11,327	2,455	11,327
Employer payroll tax related to stock-based compensation	254	136	302	136
Non-GAAP gross profit, genomics	$143,761	$55,463	$253,865	$105,197
Genomics gross margin	58.8%	39.2%	57.6%	43.6%
Stock-based compensation expense	0.6%	10.1%	0.6%	5.3%
Employer payroll tax related to stock-based compensation	0.1%	0.1%	0.1%	0.1%
Non-GAAP gross margin, genomics	59.4%	49.4%	58.3%	49.0%

Data and Services Gross Profit & Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Data and services revenue	$72,792	$53,645	$134,725	$96,896
Cost of revenues, data and services	19,840	22,132	35,591	37,420
Gross profit, data and services	$52,952	$31,513	$99,134	$59,476
Stock-based compensation expense	693	7,229	1,304	7,229
Employer payroll tax related to stock-based compensation	114	119	158	119
Non-GAAP gross profit, data and services	$53,759	$38,861	$100,596	$66,824
Gross margin, data and services	72.7%	58.7%	73.6%	61.4%
Stock-based compensation expense	1.0%	13.5%	1.0%	7.5%
Employer payroll tax related to stock-based compensation	0.2%	0.2%	0.1%	0.1%
Non-GAAP gross margin, data and services	73.9%	72.4%	74.7%	69.0%

Total Gross Profit & Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$314,635	$165,969	$570,372	$311,789
Cost of revenues	119,596	90,456	220,130	158,579
Gross profit	$195,039	$75,513	$350,242	$153,210
Stock-based compensation expense	2,113	18,556	3,759	18,556
Employer payroll tax related to stock-based compensation	369	255	460	255
Non-GAAP gross profit	$197,521	$94,324	$354,461	$172,021
Gross margin	62.0%	45.5%	61.4%	49.1%
Stock-based compensation expense	0.7%	11.2%	0.7%	6.0%
Employer payroll tax related to stock-based compensation	0.1%	0.2%	0.1%	0.1%
Non-GAAP gross margin	62.8%	56.8%	62.1%	55.2%

Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Technology research and development	$34,482	$77,908	$67,873	$104,975
Stock-based compensation expense	3,285	50,434	6,604	50,434
Employer payroll tax related to stock-based compensation	495	1,248	756	1,248
Non-GAAP technology research and development	$30,702	$26,226	$60,513	$53,293
Research and development	$41,619	$68,025	$77,493	$92,365
Stock-based compensation expense	2,335	42,233	4,317	42,233
Employer payroll tax related to stock-based compensation	235	676	411	676
Non-GAAP research and development	$39,049	$25,116	$72,765	$49,456
Selling, general and administrative	$180,712	$463,072	$335,339	$542,636
Stock-based compensation expense	14,722	377,090	30,749	377,090
Employer payroll tax related to stock-based compensation	774	2,582	5,499	2,582
Acquisition related expenses	1,992	—	5,521	—
Amortization of intangibles due to acquisition	16,771	—	27,927	—
Franchise taxes related to IPO	1,647	—	1,647	—
Non-GAAP selling, general and administrative	$144,806	$83,400	$263,996	$162,964
Operating expenses	$256,813	$609,005	$480,705	$739,976
Stock-based compensation expense	20,342	469,757	41,670	469,757
Employer payroll tax related to stock-based compensation	1,504	4,506	6,666	4,506
Acquisition related expenses	1,992	—	5,521	—
Amortization of intangibles due to acquisition	16,771	—	27,927	—
Franchise taxes related to IPO	1,647	—	1,647	—
Non-GAAP operating expenses	$214,557	$134,742	$397,274	$265,713

Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(42,843)	$(552,212)	$(110,880)	$(616,955)
Fair value changes(1)	(37,546)	4,870	(5,696)	4,280
Stock-based compensation expense	22,455	488,313	45,429	488,313
Employer payroll tax related to stock-based compensation	1,873	4,762	7,126	4,762
Acquisition related expenses(2)	1,992	—	5,521	—
Amortization of intangibles due to acquisition	16,771	—	27,927	—
Losses on equity method investments	2,100	—	3,983	—
Provision for (benefit from) income taxes	212	95	(45,968)	106
G-4 Special Payment	—	2,250	—	2,250
Franchise taxes related to IPO	1,647	—	1,647	—
Amortization of technology license	(3,988)	—	(7,977)	—
Non-GAAP net loss	$(37,327)	$(51,922)	$(78,888)	$(117,244)
Non-GAAP net loss per share	$(0.22)	$(0.63)	$(0.46)	$(1.61)
Weighted average common shares outstanding, basic and diluted	173,381	82,325	171,960	72,930

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three and six months ended June 30, 2025.

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(42,843)	$(552,212)	$(110,880)	$(616,955)
Interest income	(1,093)	(1,718)	(2,906)	(2,749)
Interest expense	21,579	13,295	39,582	26,533
Depreciation	8,347	6,415	16,230	12,684
Amortization	19,685	2,744	32,155	5,664
Provision for (benefit from) income taxes	212	95	(45,968)	106
EBITDA	$5,887	$(531,381)	$(71,787)	$(574,717)
Losses on equity method investments	2,100	—	3,983	—
Fair value changes(1)	(37,546)	4,870	(5,696)	4,280
Stock-based compensation expense	22,455	488,313	45,429	488,313
Employer payroll tax related to stock-based compensation	1,873	4,762	7,126	4,762
Acquisition related expenses(2)	1,992	—	5,521	—
G-4 Special Payment	—	2,250	—	2,250
Amortization of technology license	(3,988)	—	(7,977)	—
Franchise taxes related to IPO	1,647	—	1,647	—
Adjusted EBITDA	$(5,580)	$(31,186)	$(21,754)	$(75,112)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions of during the three and six months ended June 30, 2025.

Loss from Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Loss from operations	$(61,774)	$(533,492)	$(130,463)	$(586,766)
Stock-based compensation expense	22,455	488,313	45,429	488,313
Employer payroll tax related to stock-based compensation	1,873	4,762	7,126	4,762
Acquisition related expenses(1)	1,992	—	5,521	—
Franchise taxes related to IPO	1,647	—	1,647	—
Amortization of intangibles due to acquisition	16,771	—	27,927	—
Non-GAAP loss from operations	$(17,036)	$(40,417)	$(42,813)	$(93,691)

(1) Acquisition related expenses consist of legal, diligence, accounting, and financing costs incurred for acquisitions during the three and six months ended June 30, 2025.